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                                                                   EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in:

o    Registration Statements on Form S-8:

     - No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan)

     - No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan)

     - No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan)

     - No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan)

     - No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors' Deferred Compensation
          Plan)

     - No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees' Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees' Savings and Stock Ownership Plan for Non-Bargaining Unit Employees)

     -    No. 333-48590 (relating to the Xcel Energy Omnibus Incentive Plan)

     -    No. 333-104507 (relating to the Xcel Energy 401(k) Savings Plan)

o    Registration Statements on Form S-3:

     - No. 333-46842 (relating to the Xcel Energy $1,000,000,000 Principal Amount of Debt Securities)

     - No. 333-36270 and 333-74996 (relating to the Xcel Energy Direct Purchase Plan)

     -    No. 333-35482 (relating to the acquisition of Natrogas, Inc.)

     - No. 333-082352 (relating to Xcel Energy Inc.'s $1,000,000,000 Debt Securities, Common Stock, and Rights to Purchase Common Stock)

     -    No. 333-108446 (relating to the Xcel Energy Dividend Reinvestment
          Plan)


o Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer)

o Registration Statement on Form S-4 No. 333-109601 (related to the exchange of Xcel Energy Inc. senior notes)

of our report dated February 27, 2004 (which expresses an unqualified opinion based on our audits and as it relates to 2002 and 2001, the report of other auditors, and includes emphasis of a matter paragraphs relating to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002, SFAS No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003, and Derivatives Implementation Group Issue No. C20, "Scope Exceptions: Interpretation of the Meaning of Not Clearly and Closely Related in Paragraph 10(b) Regarding Contracts with a Price Adjustment Feature," effective October 1, 2003) appearing in this Annual Report on Form 10-K of Xcel Energy Inc. for the year ended December 31, 2003.

/S/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 15, 2004